Report of Independent Registered
 Public Accounting Firm


To the Board of Trustees and
Shareholders of
PIMCO Corporate Income Fund

In planning and performing our
audit of the financial
statements of PIMCO Corporate
 Income Fund the Fund
 for the year ended October 31 2004
 we considered its internal control
 including control activities for
 safeguarding securities in order
 to determine our auditing procedures
for the purpose of expressing our
 opinion on the financial statements
 and to comply with the requirements
of Form NSAR not to provide
 assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally controls that are relevant to an audit pertain to the entitys objective of
 preparing financial statements for
 external purposes that are fairly
presented in conformity with generally
 accepted accounting principles
  Those controls include the safeguarding
of assets against unauthorized
acquisition use or disposition.

Because of inherent limitations in
 internal control errors or fraud
 may occur and not be detected.
 Also projection of any evaluation
 of internal control to future periods
 is subject to the risk that controls
 may become inadequate because
 of changes in conditions or that the
 effectiveness of their design and
operation may deteriorate.
Our consideration of internal
control would not necessarily
disclose all matters in internal
control that might be material
 weaknesses under standards
established by the Public Company
 Accounting Oversight Board United States
  A material weakness for purposes
of this report is a condition in which
the design or operation of one or more
of the internal control components does
 not reduce to a relatively low level
the risk that misstatements caused
 by error or fraud in amounts that
 would be material in relation to
 the financial statements being
 audited may occur and not be
 detected within a timely period
by employees in the normal
course of performing their
 assigned functions.  However
 we noted no matters involving
 internal control and its operation
including controls for safeguarding securities
 that we consider to be material
weaknesses as defined above as of October 31 2004.
This report is intended solely for the information and use of the Board of Trustees management and the Securities and Exchange Commission and is
not intended to be and should not be
 used by anyone other than these
specified parties.


PricewaterhouseCoopers LLP
December 23 2004